UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALSIUS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	20-2620798 (IRS Employer Identification no.)

15770 Laguna Canyon Road, Suite 150, Irvine, California (Address of Principal Executive Offices)	92618 (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration file number to which this form relates: 333-124521
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock, $0.0001 par value Warrants Units	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Explanatory Note
     This Registration Statement on Form 8-A is being filed to change the registration of the common stock, par value $0.0001, warrants and units of Alsius Corporation, a Delaware corporation (the “Registrant”), from Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(b) under the Exchange Act in connection with the listing of the common stock, warrants and units on the NASDAQ Stock Market LLC (“NASDAQ”). The common stock, warrants and units are currently listed for quotation on the Over-the-Counter Bulletin Board (“OTCBB”). The common stock, warrants and units ceased to be quoted on the OTCBB following the closing of trading on the OTCBB on July 11, 2007 and will commence trading on NASDAQ at the opening of trading on NASDAQ on July 12, 2007 under the symbols “ALUS,” “ALUSW,” “ALUSU.”
Item 1. Description of Registrant’s Securities to be Registered
     A description of the common stock, warrants and units to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-124521 (the “Registration Statement”), initially filed with the SEC on May 2, 2005, as subsequently amended by any amendments to such Registration Statement, and the Definitive Proxy Statement, File No. 000-51362, filed with the SEC on June 8, 2007. Such Registration Statement, as amended, and the Definitive Proxy Statement include a description of the common stock, warrants and units of the Company and are incorporated herein by reference.
Item 2. Exhibits

Exhibit
Number	Description of Document
3.1 (1)	Certificate of Incorporation
3.2 (2)	Bylaws
4.1 (1)	Specimen Common Stock Certificate

(1)	Incorporated by reference to the Registrant’s filing on Form 8-K filed with the Securities and Exchange Commission on June 27, 2007 (File No. 000-51362).

(2)	Incorporated by reference from Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 2, 2005 (File No. 333-124521).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALSIUS CORPORATION
Dated: July 12, 2007	By:	/s/ Brett L. Scott
		Name:	Brett L. Scott
		Title:	Chief Financial Officer